Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Charles L. Pope
Chief Financial Officer
(813) 854-2000
cpope@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. ANNOUNCES

ELECTON OF TWO NEW BOARD MEMBERS

AND RESIGNATION OF TWO BOARD MEMBERS

Tampa, Florida, August 1, 2005 — Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today announced the election of William J. Kullback and Kirk A. Waldron as two new members to its Board of Directors and the resignation of Mark Holliday and Steve Scheiwe from the Board. Mr. Kullback and Mr. Waldron were elected to fill the vacancies created on the Board due to the departures of Mr. Holliday and Mr. Scheiwe who resigned effective July 26, 2005 due to time constraints and other business and personal commitments. Also, Carl Vertuca, who Became a Director in 2004, has been elected to serve as the Chairman of the Board of Directors.

Mr. Waldron previously served as the interim president of SMTEK International, Inc., a worldwide electronic manufacturing services firm. Mr. Waldron has also served SMTEK in various executive capacities including Senior Vice President, Chief Financial Officer, and Treasurer. Prior to joining SMTEK, Mr. Waldron held various senior level financial positions with AML Communications, Inc., and Dynamotion/ATI Corporation, publicly held electronic manufacturing services providers. Mr. Waldron also held various financial positions with ACME Holdings, Inc., Winchell’s Donut Houses, and Ernst and Young.

Mr. Kullback is currently the Chief Financial Officer of Intricon Corporation, an electronic manufacturing services provider of microminiaturized medical and electronic products. Mr. Kullback’s previous experience includes Chief Financial Officer positions at MedSource Technologies, Inc., Pemstar Inc., Crenlo. Mr. Kullback also held various financial positions at Stant Corporation, and Price Waterhouse.

“We are pleased and excited to have Bill and Kirk join our Board of Directors as they bring extensive experience in the electronic manufacturing services industry,” remarked Paul J. Plante, Reptron’s President and Chief Executive Officer. “We are also delighted to have Carl assume the role of Chairman of the Board.”

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Reptron Announces New Board Members

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About Reptron

Reptron Electronics, Inc. is a leading electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties.. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: Long-term effect of the Company’s bankruptcy proceedings, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “should,” “appear,” “optimism” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.